BYLAWS

                                       OF

                           THE DELICIOUS BRANDS, INC.

                      (as amended through December 8, 1999)

Article I.        Offices.

         Section 1. Registered Office. The registered office of the Corporation shall be at Prentice-Hall Corporate Services, 229 South State Street, City of Dover, County of Kent, State of Delaware 19901.

         Section 2. Additional Offices. The Corporation may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or as the business of the Corporation may require.


Article II.       Meetings of Stockholders.

         Section 1. Time and Place. A meeting of stockholders for any purpose may be held at such time and place within or without the State of Delaware as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

         Section 2. Annual Meeting. Annual meetings of stockholders, commencing with the year 1990, shall be held on the fourth Tuesday in April, if not a legal holiday, or, if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall, from time to time, be designated by the Board of Directors and stated in the notice of the meeting. At such annual meetings, the stockholders shall elect a Board of Directors and transact such other business as may properly be brought before the meetings.

         Section 3. Notice of annual Meeting. Written notice of the annual meeting, stating the place, date, and time thereof, shall be given to each stockholder entitled to vote at such meeting


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not less than ten  (unless a longer  period  is  required  by law) nor more than sixty days prior to the meeting.

         Section 4. Special Meetings. Special meetings of the stockholders may be called for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, by the Chairman of the Board, if any, or the President, and shall be called by the President or Secretary at the request, in writing, of a majority of the Board of Directors vote. Such request shall state the purpose of the proposed meeting.

         Section 5. Notice of Special Meeting. Written notice of a special meeting, stating the place, date, and time thereof and the purpose or purposes for which the meeting is called, shall be given to each stockholder entitled to vote at such meeting not less than ten (unless a longer period is required by law) nor more than sixty days prior to the meeting.

         Section 6. List of Stockholders. The transfer agent or the officer in charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, at a place within the city where the meeting is to be held, which place, if other than the place of the meeting, shall be specified in the notice of the meeting. The list shall also be produced and kept at the place of the meeting during the whole time thereof and may be inspected by any stockholder who is present in person thereat.

         Section 7.  Presiding Officer and Order of Business.

         (a) Meetings of stockholders shall be presided over by the Chairman of the Board. If he is not present or there is none, they shall be presided over by the President, or, if he is not present or there is none, by a Vice President, or, if he is not present or there is none, by a person chosen by the Board of Directors, or, if no such person is present or has been chosen, by a chairman to be chosen by the stockholders owning a majority of the shares of


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capital stock of the Corporation  issued and outstanding and entitled to vote at the meeting and who are present in person or represented by proxy. The Secretary of the Corporation, or, if he is not present, an Assistant Secretary, or, if he is not present, a person chosen by the Board of Directors, shall act as Secretary at meetings of stockholders; if no such person is present or has been chosen, the stockholders owning a majority of the shares of capital stock of the Corporation issued and outstanding and entitled to vote at the meeting who are present in person or represented by proxy shall choose any person present to act as secretary of the meeting.

         (b) The following order of business, unless otherwise determined at the meeting, shall be observed as far as practicable and consistent with the purposes of the meeting:

             (1)     Call of the meeting to order.
             (2) Presentation of proof of mailing of the notice of the meeting and, if the meeting is a special meeting, the call thereof.
             (3)     Presentation of proxies.
             (4)     Announcement that a quorum is present.
             (5) Reading and approval of the minutes of the previous meeting.
             (6)     Reports, if any, of officers.
             (7) Election of directors, if the meeting is an annual meeting or a meeting called for that purpose.
             (8) Consideration of the specific purpose or purposes, other than the election of directors, for which the meeting has been called, if the meeting is a special meeting.
             (9) Transaction of such other business as may properly come before the meeting.
             (10)    Adjournment.

         Section 8. Quorum and Adjournment. The presence in person or representation by proxy of the holders of a majority of the shares of the capital stock of the Corporation issued and outstanding and entitled to vote shall be necessary to, and shall constitute a quorum for, the transaction of business at all meetings of the stockholders, except as otherwise provided by statute or by the Certificate of Incorporation. If, however, a


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quorum shall not be present or represented  at any meeting of the  stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time until a quorum shall be present or represented. If the time and place of the adjourned meeting are announced at the meeting at which the adjournment is taken, no further notice of the adjourned meeting need be given. Even if a quorum shall be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat who are present in person or represented by proxy shall have the power to adjourn the meeting from time to time for good cause to a date that is not more than thirty days after the date of the original meeting. Further notice of the adjourned meeting need not be given if the time and place thereof are announced at the meeting at which the adjournment is taken. At any adjourned meeting at which a quorum is present in person or represented by proxy, any business may be transacted that might have been transacted at the meeting as originally called. If the adjournment is for more than thirty days, or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

         Section 9.  Voting.

         (a) At any meeting of the stockholders, every stockholder having the right to vote shall be entitled to vote in person or by proxy. Except as otherwise provided by law or the Certificate of Incorporation, each stockholder of record shall be entitled to one vote for each share of capital stock registered in his name on the books of the Corporation.

         (b) All elections shall be determined by a plurality vote, and, except as otherwise provided by law or the Certificate of Incorporation, all other matters shall be determined by a vote of a majority of the shares present in person or represented by proxy and voting on such other matters.

         Section 10. Action by Consent. Any action required or permitted by law or the Certificate of Incorporation to be taken at any meeting of stockholders may be taken without a meeting, without prior notice if a written consent, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary


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to  authorize  or take such action at a meeting at which all shares  entitled to vote thereon were present or represented by proxy and voted. Such written consent shall be filed with the minutes of the meetings of stockholders. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing thereto.

         Section 11. Advance Notice of Stockholder Nominees for Director.

         (a) The matters to be considered and brought before any annual or special meeting of stockholders of the Corporation shall be limited to the nomination and election of directors, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 11.

         (b) For the nomination and election of directors to be properly brought before any annual meeting of stockholders, the matter must be (i) specified in the notice of annual meeting given by or at the direction of the Board of Directors, (ii) otherwise brought before the annual meeting by or at the direction of the Board of Directors or (iii) brought before the annual meeting in the manner specified in this Section 11(b) (x) by a stockholder that holds of record stock of the Corporation entitled to vote at the annual meeting on such matter or (y) by a person (a "Nominee Holder") that holds such stock through a nominee or "street name" holder of record of such stock and can demonstrate to the Corporation such indirect ownership of, and such Nominee Holder's entitlement to vote, such stock on such matter. In addition to any other requirements under applicable law, the certificate of incorporation and these by-laws, persons nominated by stockholders for election as directors of the Corporation shall be properly brought before an annual meeting of stockholders only if notice of any such matter to be presented by a stockholder at such meeting (a "Stockholder Notice") shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not less than ninety nor more than one hundred and twenty days prior to the first anniversary date of the annual meeting for the preceding year; provided, however, that if and only if the annual meeting is not scheduled to be held within a period that commences thirty days before and ends thirty days after such anniversary date (an annual meeting date outside such period being referred to

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herein as an "Other Meeting Date"),  such  Stockholder  Notice shall be given in the manner provided herein by the later of (i) the close of business on the date ninety days prior to such Other Meeting Date or (ii) the close of business on the tenth day following the date on which such Other Meeting Date is first publicly announced or disclosed. Any stockholder desiring to nominate any person or persons (as the case may be) for election as a director or directors of the Corporation at an annual meeting of stockholders shall deliver, as part of such Stockholder Notice, a statement in writing setting forth the name of the person or persons to be nominated, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by each such person, as reported to such stockholder by such person, the information regarding each such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission, each such person's signed consent to serve as a director of the Corporation if elected, such stockholder's name and address, the number and class of all shares of each class of stock of the Corporation owned of record and beneficially by such stockholder and, in the case of a Nominee Holder, evidence establishing such Nominee Holder's indirect ownership of stock and entitlement to vote such stock for the election of directors at the annual meeting. As used in these by-laws, shares "beneficially owned" shall mean all shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934 (the "Exchange Act"). If a stockholder is entitled to vote only for a specific class or category of directors at a meeting (annual or special), such stockholder's right to nominate one or more individuals for election as a director at the meeting shall be limited to such class or category of directors.

         Notwithstanding any provision of this Section 11 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the next annual meeting of stockholders is increased by virtue of an increase in the size of the Board of Directors and either all of the nominees for director at the next annual meeting of stockholders or the size of the increased Board of Directors is not publicly announced or disclosed by the Corporation at least one hundred days prior to the first anniversary of the preceding year's annual meeting, a Stockholder Notice shall also be considered timely hereunder, but only with respect to nominees to stand for election at the next


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

annual meeting as the result of any new positions created by such increase, if it shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which all such nominees or the size of the increased Board of Directors shall have been publicly announced or disclosed.

         (c) Except as provided in the immediately following sentence, no matter shall be properly brought before a special meeting of stockholders unless such matter shall have been brought before the meeting pursuant to the Corporation's notice of such meeting. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any stockholder entitled to vote for the election of such director(s) at such meeting may nominate a person or persons (as the case may be) for election to such position(s) as are specified in the Corporation's notice of such meeting, but only if the Stockholder Notice required by Section 11(b) hereof shall be delivered to the Secretary of the Corporation at the principal executive office of the Corporation not later than the close of business on the tenth day following the first day on which the date of the special meeting and either the names of all nominees proposed by the Board of Directors to be elected at such meeting or the number of directors to be elected shall have been publicly announced or disclosed.

         (d) For purposes of this Section 11, a matter shall be deemed to have been "publicly announced or disclosed" if such matter is disclosed in a press release reported by the Dow Jones News Service, the Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission.

         (e) In no event shall the adjournment of an annual meeting or a special meeting, or any announcement thereof, commence a new period for the giving of notice as provided in this Section 11. This Section 11 shall not apply to (i) any stockholder proposal made pursuant to Rule 14a-8 under the Exchange Act or
(ii) any nomination of a director in an election in which only the holders of one or more series of Preferred Stock of the Corporation issued pursuant to Article FOURTH of the certificate of incorporation are entitled to vote (unless otherwise provided in the terms of such stock).

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         (f) The chairman of any meeting of stockholders,  in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to determine whether notice of nominees has been duly given in the manner provided in this Section 11 and, if not so given, shall direct and declare at the meeting that such nominees shall not be considered.

Article III.   Directors.

         Section 1. General Powers, Number, and Tenure. The business of the Corporation shall be managed by its Board of Directors, which may exercise all powers of the Corporation and perform all lawful acts that are not by law, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or performed by the stockholders. The number of directors shall be determined by the Board of Directors; if no such determination is made, the number of directors shall be one. The directors shall be elected at the annual meeting of the stockholders, except as provided in Section 2 of this Article, and each director elected shall hold office until the next annual meeting and until his successor is elected and shall qualify. Directors need not be stockholders.

         Section 2. Vacancies. If any vacancies occur in the Board of Directors, or if any new directorships are created, they may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Each director so chosen shall hold office until the next annual meeting of stockholders and until his successor is duly elected and shall qualify. If there are no directors in office, any officer or stockholder may call a special meeting of stockholders in accordance with the provisions of the Certificate of Incorporation or these Bylaws, at which meeting such vacancies shall be filled.

         Section 3.   Removal or Resignation.

         (a) Except as otherwise provided by law or the Certificate of Incorporation, any director or the entire Board of Directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at an election of directors.

         (b) Any director may resign at any time by giving written notice to the Board of Directors, the Chairman of the Board, if


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

any, or the President or Secretary of the Corporation. Unless otherwise specified in such written notice, a resignation shall take effect on delivery thereof to the Board of Directors or the designated officer. It shall not be necessary for a resignation to be accepted before it becomes effective.

         Section 4. Place of Meetings. The Board of Directors may hold meetings, both regular and special, either within or without the State of Delaware.

         Section 5. Annual Meeting. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting shall be necessary to the newly elected directors in order to constitute the meeting legally, provided a quorum shall be present.

         Section 6. Regular Meetings. Additional regular meetings of the Board of Directors may be held without notice of such time and place as may be determined from time to time by the Board of Directors.

         Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board or the President, on at least two days' notice to each director, if such notice is delivered personally or sent by telecopy, or on at least three days' notice if sent by mail. Special meetings shall be called by the Chairman of the Board or the President in like manner and on like notice on the written request of two or more of the directors then in office. Any such notice need not state the purpose or purposes of such meeting.

         Section 8. Quorum and Adjournments. At all meetings of the Board of Directors, a majority of the directors then in office shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law or the Certificate of Incorporation. If a quorum is not present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than

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

announcement at the meeting at which the adjournment is taken, until a quorum shall be present.

         Section 9. Compensation. Directors shall be entitled to such compensation for their services as directors and to such reimbursement for any reasonable expenses incurred in attending directors' meetings as may from time to time be fixed by the Board of Directors. The compensation of directors may be on such basis as is determined by the Board of Directors. Any director may waive compensation for any meeting. Any director receiving compensation under these provisions shall not be barred from serving the Corporation in any other capacity and receiving compensation and reimbursement for reasonable expenses for such other services.

         Section 10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, and without prior notice, if a written consent to such action is signed by all members of the Board of Directors and such written consent is filed with the minutes of its proceedings.

         Section 11. Meetings by Telephone or Similar Communications Equipment. The Board of Directors may participate in a meeting by conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such director at such meeting.


Article IV.   Committees.

         Section 1. Executive Committee. The Board of Directors, by resolution adopted by a majority of the whole Board, may appoint an Executive Committee consisting of one or more directors, one of whom shall be designated as Chairman of the Executive Committee. Each member of the Executive Committee shall continue as a member thereof until the expiration of his term as a director or his earlier resignation, unless sooner removed as a member or as a director.

         Section 2. Powers. The Executive Committee shall have and may exercise those rights, powers, and authority of the Board of Directors as may from time to time be granted to it by the Board of

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Directors  to the extent  permitted by law,  and may  authorize  the seal of the
Corporation to be affixed to all papers that may require it.

         Section 3. Procedure and Meetings. The Executive Committee shall fix its own rules of procedure and shall meet at such times and at such place or places as may be provided by such rules or as the members of the Executive Committee shall fix. The Executive Committee shall keep regular minutes of its meetings, which is shall deliver to the Board of Directors from time to time. The Chairman of the Executive Committee or, in his absence, a member of the Executive Committee chosen by a majority of the members present, shall preside at meetings of the Executive Committee; and another member chosen by the Executive Committee shall act as Secretary of the Executive Committee.

         Section 4. Quorum. A majority of the Executive Committee shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the members present at any meeting at which there is a quorum shall be required for any action of the Executive Committee; provided, however, that when an Executive Committee of one member is authorized under the provisions of Section 1 of this Article, that one member shall constitute a quorum.

         Section 5. A Nominating Committee consisting of three directors, at least one member of which must be the Director elected by the holders of Series B Preferred Stock voting separately as a class (the "Series B Director"), shall select the persons who shall be the Company's nominees to stand for election to the Board. The nominee to be selected to stand for election as the Series B Director shall be nominated by the current Series B Director. Each person who shall be a nominee of the Company for election as a Director shall be approved by at least a majority of the members of the Nominating Committee, and at least two (2) of the these nominees shall have been approved by the Series B Director or, if there is no Series B Director, by one of the other Directors approved by the Series B Director. If either or both of the Directors approved by the Series B Director resigns or must otherwise be replaced on the Board of Directors, the person or persons selected to replace such Directors must be approved by the Series B Director.

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

         Section 6. Other Committees. The Board of Directors, by resolutions adopted by a majority of the whole Board, may appoint such other committee or committees as it shall deem advisable and with such rights, power, and authority as it shall prescribe. Each such committee shall consist of one or more directors.

         Section 7. Committee Changes. The Board of Directors shall have the power at any time to fill vacancies in, to change the membership of, and to discharge any committee.

         Section 8. Compensation. Members of any committee shall be entitled to such compensation for their services as members of the committee and to such reimbursement for any reasonable expenses incurred in attending committee meetings as may from time to time be fixed by the Board of Directors. Any member may waive compensation for any meeting. Any committee member receiving compensation under these provisions shall not be barred from serving the
Corporation in any other capacity and from receiving compensation and reimbursement of reasonable expenses for such other services.

         Section 9. Action by Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if a written consent to such action is signed by all members of the committee and such written consent is filed with the minutes of its proceedings.

         Section 10. Meetings by Telephone or Similar Communications Equipment. The members of any committee designated by the Board of Directors may participate in a meeting of such committee by conference telephone or similar communications equipment by means of which all persons participating in such meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such committee member at such meeting.


Article V.        Notices.

         Section 1. Form and Delivery. Whenever a provision of any law, the Certificate of Incorporation, or these Bylaws requires that notice be given to any director or stockholder, it shall not be construed to require personal notice unless so specifically provided, but such notice may be given in writing, by mail


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

addressed to the address of the director or stockholder as it appears on the records of the Corporation, with postage prepaid. These notices shall be deemed to be given when they are deposited in the United States mail. Notice to a director may also be given personally or by telephone or by telegram sent to his address as it appears on the records of the Corporation.

         Section 2. Waiver. Whenever any notice is required to be given under the provisions of any law, the Certificate of Incorporation, or these Bylaws, a written waiver thereof signed by the person entitled to said notice, whether before or after the time stated therein, shall be deemed to be equivalent to such notice. In addition, any stockholder who attends a meeting of stockholders in person or is represented at such meeting by proxy, without protesting at the commencement of the meeting the lack of notice thereof to him, or any director who attends a meeting of the Board of Directors without protesting at the commencement of the meeting of the lack of notice, shall be conclusively deemed to have waived notice of such meeting.


Article VI.       Officers.

         Section 1. Designations. The officers of the Corporation shall be chosen by the Board of Directors. The Board of Directors may choose a Chairman of the Board, a President, a Vice President or Vice Presidents, a Secretary, a Treasurer, one or more Assistant Secretaries and/or Assistant Treasurers, and other offices and agents that it shall deem necessary or appropriate. All officers of the Corporation shall exercise the powers and perform the duties that shall from time to time be determined by the Board of Directors. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws provide otherwise.

         Section 2. Term of, and Removal From, Office. At its first regular meeting after each annual meeting of stockholders, the Board of Directors shall choose a President, a Secretary, and a Treasurer. It may also choose a Chairman of the Board, a Vice President or Vice Presidents, one or more Assistant Secretaries and/or Assistant Treasurers, and such other officers and agents as it shall deem necessary or appropriate. Each officer of the Corporation shall hold office until his successor is chosen and


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

shall qualify. Any officer elected or appointed by the Board of Directors may be removed, with or without cause, at any time by the affirmative vote of a majority of the directors then in office. Removal from office, however, shall not prejudice the contract rights, if any, of the person removed. Any vacancy occurring in any office of the Corporation may be filled for the unexpired portion of the term by the Board of Directors.

         Section 3. Compensation. The salaries of all officers of the Corporation shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving a salary because he is also a director of the Corporation.

         Section 4. The Chairman of the Board. The Chairman of the Board, if any, shall be an officer of the Corporation and, subject to the direction of the Board of Directors, shall perform such executive, supervisory, and management functions and duties as may be assigned to him from time to time by the Board of Directors. He shall, if present, preside at all meeting of stockholders and of the Board of Directors.

         Section 5.   The President.

         (a) The President shall be the chief executive officer of the Corporation and, subject to the direction of the Board of Directors, shall have general charge of the business, affairs, and property of the Corporation and general supervision over its other officers and agents. In general, he shall perform all duties incident to the office of President and shall see that all orders and resolutions of the Board of Directors are carried into effect.

         (b) Unless otherwise prescribed by the Board of Directors, the President shall have full power and authority to attend, act, and vote on behalf of the Corporation at any meeting of the security holders of other corporations in which the Corporation may hold securities. At any such meeting, the President shall possess and may exercise any and all rights and powers incident to the ownership of such securities that the Corporation might have possessed and exercised if it had been present. The Board of Directors may from time to time confer like powers upon any other person or persons.

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

         Section 6. The Vice President. The Vice President, if any, or in the event there by more than one, the Vice Presidents in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the President or in the event of his disability, perform the duties and exercise the powers of the President and shall generally assist the President and perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         Section 7. The Secretary. The Secretary shall attend all meetings of the Board of Directors and the stockholders and record all votes and the proceedings of the meetings in a book to be kept for that purpose. He shall perform like duties for the Executive Committee or other committees, if required. He shall give, or cause to be given, notice of all meetings of stockholders and special meetings of the Board of Directors, and shall perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, or the President, under whose supervision he shall act. He shall have custody of the seal of the Corporation, and he, or an Assistant Secretary, shall have authority to affix it to any instrument requiring it, and, when so affixed, the seal may be attested by his signature or by the signature of the Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

         Section 8. The Assistant Secretary. The Assistant Secretary, if any, or in the event there be more than one, the Assistant Secretaries in the order designated, or in the absence of any designation, in the order of their election, shall, in the absence of the Secretary or in the event of his disability, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as may from time to time be prescribed by the Board of Directors.

         Section 9. The Treasurer. The Treasurer shall have custody of the corporate funds and other valuable effects, including securities, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may from time to time be designated by the Board of Directors. He shall disburse the funds of the Corporation in accord with the orders of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board, if any, the President, and the Board of Directors, whenever they may require it or at regular meetings of the Board, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

         Section 10. The Assistant Treasurer. The Assistant Treasurer, if any, or in the event there shall be more than one, the Assistant Treasurers in the order designed, or in the absence of any designation, in the order of their election, shall, in the absence of the Treasurer or in the event of his disability, perform such other duties and have such other powers as may from time to time be prescribed in the Board of Directors.


Article VII.  Indemnification.

         Reference is made to Section 145 and any other relevant provisions of the General Corporation Law of the State of Delaware. Particular reference is made to the class of persons, hereinafter called "Indemnitees", who may be indemnified by a Delaware corporation pursuant to the provisions of such Section 145, namely, any person, or the heirs, executors, or administrators of such person, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. The
Corporation shall, and is hereby obligated to, indemnify the Indemnitees, and each of them, in each and every situation where the Corporation is obligated to make such indemnification pursuant to the aforesaid statutory provisions. The Corporation shall indemnify the Indemnitees, and each of them, in each and every situation where, under the aforesaid statutory provisions, the Corporation is not obligated, but is nevertheless permitted or empowered, to make such indemnification, it being understood that, before making such indemnification with respect to any situation covered under this sentence, (i) the Corporation shall promptly make or cause to be made, by any of the methods referred to in Subsection (d) of such Section 145, a determination as to whether each Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful, and (ii) that no such indemnification shall be made unless it is determined that such Indemnitee acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, in the case of any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.


Article VIII.     Affiliated Transactions.

         Section  1.  Affiliated  Transactions.  All  transactions  between  the
Corporation and one or more of its directors or officers, or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers have a financial interest, or between the Corporation and any other person or entity controlling, controlled by or under common control with, the Corporation, must be approved in advance by a majority of the Board of Directors, including all of the independent and disinterested members of the Board of Directors or, if required by law, a majority of disinterested stockholders, and must be on terms no less favorable to the Corporation than could be obtained in arm's length transactions from unaffiliated third parties.


Article IX.       Stock Certificates.

         Section 1.   Form and Signatures.

         (a) Every holder of stock of the Corporation shall be entitled to a certificate stating the number and class, and series, if any, of shares owned by him, signed by the Chairman of the Board, if any, or the President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, and bearing the seal of the Corporation. The signatures and the seal may be facsimiles. A certificate may be

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

signed, manually or by facsimile, by a transfer agent or registrar other than the Corporation or its employee. In case any officer who has signed, or whose facsimile signature was placed on, a certificate shall have ceased to be such officer before the certificate is issued, it may nevertheless be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         (b) All stock certificates representing shares of capital stock that are subject to restrictions on transfer or to other restrictions may have imprinted thereon any notation to that effect determined by the Board of Directors.

         Section 2. Registration of Transfer. Upon surrender to the Corporation or any transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon the books of the Corporation.

         Section 3.  Registered Stockholders.

         (a) Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person who is registered on its books as the owner of shares of its capital stock to receive dividends or other distributions and to vote or consent as such owner, and to hold liable for calls and assessments any person who is registered on its books as the owner of shares of its capital stock. The Corporation shall not be bound to recognize any equitable or legal claim to, or interest in, such shares on the part of any other person.

         (b) If a stockholder desires that notices and/or dividends shall be sent to a name or address other than the name or address appearing on the stock ledger maintained by the Corporation, or its transfer agent or registrar, if any, the stockholder shall have the duty to notify the Corporation, or its transfer agent or registrar, if any, in writing of his desire and specify the alternate name or address to be used.

         Section 4. Record Date. In order that the Corporation may determine the stockholders of record who are entitled to receive

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

notice of, or to vote at, any meeting of stockholders or any adjournment thereof or to express consent to corporate action in writing without a meeting, to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock or for the purpose of any lawful action, the Board of Directors may, in advance, fix a date as the record date for any such determination. Such date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to the date of any other action. A determination of stockholders of record entitled to notice of, or to vote at, a meeting of stockholders shall apply to any adjournment of the meeting taken pursuant to Section 8 of Article II; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

         Section 5. Lost, Stolen, or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued to replace any certificate theretofore issued by the Corporation that, it is claimed, has been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen, or destroyed. When authorizing the issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen, or destroyed certificate, or his legal representative, to advertise the same in such manner as it shall require, and/or to give the Corporation a bond in such sum, or other security in such form, as it may direct as indemnity against any claims that may be made against the Corporation with respect to the certificate claimed to have been lost, stolen, or destroyed.


Article X.  General Provisions.

         Section 1. Dividends. Subject to the provisions of law and the Certificate of Incorporation, dividends upon the outstanding capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting, and may be paid in cash, in property, or in shares of the Corporation's capital stock.

         Section 2. Reserves. The Board of Directors shall have full power, subject to the provisions of law and the Certificate of

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

Incorporation, to determine whether any, and, if so, what part, of the funds legally available for the payment of dividends shall be declared as dividends and paid to the stockholders of the Corporation. The Board of Directors, in its sole discretion, may fix a sum that may be set aside or reserved over and above the paid-in capital of the Corporation as a reserve for any proper purpose, and may, from time to time, increase, diminish, or vary such amount.

         Section 3. Fiscal Year. Except as from time to time otherwise provided by the Board of Directors, the fiscal year of the Corporation shall end on December 31 in each year.

         Section 4. Seal. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its incorporation, and the words "Corporate Seal" and "Delaware".


Article XI        Amendments.

         The Board of Directors shall have the power to alter and repeal these Bylaws and to adopt new Bylaws by an affirmative vote of a majority of the whole Board, provided that notice of the proposal to alter or repeal these Bylaws or to adopt new Bylaws must be included in the notice of the meeting of the Board of Directors at which such action takes place.




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